UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-11( c ) or 240.14a-12


                         Inform Worldwide Holdings, Inc.
                         -------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how It was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:


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                         INFORM WORLDWIDE HOLDINGS, INC.
           4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104
                             Telephone 303-662-0900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held December 20, 2002


To  our  Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Inform Worldwide Holdings, Inc. (the Company). The Annual Meeting will be held Friday, December 20, 2002, at our office, located at 4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104. The meeting will convene at 10:00 a.m. Mountain Time for the following purposes:

     1.   For the election of three directors.
     2. For the transaction of such other business as may properly come before this meeting.

     Stockholders of record at the close of business on November 25, 2002 are entitled to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE MEETING.


By Order of the Board of Directors
November 26, 2002




------------------------------------------
Larry  G.  Arnold,  Chairman


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
                                 PROXY STATEMENT
             For the Annual Shareholder Meeting on December 20, 2002

                         INFORM WORLDWIDE HOLDINGS, INC.
           4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104
                             Telephone 303-662-0900

     The following information is furnished to stockholders of Inform Worldwide Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting (the "Meeting") of Stockholders. The Meeting will be held on December 20, 2002, at 10:00 a.m. local time, at 4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104, and at any adjournment of the Meeting.

VOTING RIGHTS

     Our voting securities consist of shares of Class A common stock no par value (the "Common Stock"). Holders of record of the Common Stock at the close of business on November 25, 2002 are entitled to vote at the Meeting. Each share of Common Stock entitles its owner to one vote in any voting matters.
Cumulative voting is not allowed. On November 11, 2002, we had 15,238,950 shares of Common Stock outstanding.

     The holders of record of a majority of the outstanding shares of the Common Stock will constitute a quorum to transact business at the Meeting, but if a quorum is not present, we may adjourn the Meeting from time to time until we obtain a quorum. An abstained vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issue.

     For the Proposal in this Proxy Statement, a nominee for Director will be elected if the votes cast favoring the nominee exceed the votes cast opposing the nominee. There are no dissenters' rights of appraisal for matters presented in this Proxy Statement.


PROXY SOLICITATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     All properly executed proxies will be voted in accordance with the vote marked on the proxy. If no choice is specified, the proxies will be voted for the election of all the Directors. This proxy statement will be transmitted to stockholders on or about November 26, 2002.

     Any person signing the proxy accompanying this Proxy Statement has the power to revoke it either before the meeting at which the matter voted by proxy is acted upon or at the meeting before the vote on the matter. A proxy may be revoked by a later proxy that is signed by the person who signed the earlier proxy and presented at the meeting or by attendance at the meeting and voting in person. Any written notice of revocation of a proxy must be delivered to the Secretary of the Company, 4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104. However, the mere presence at the Meeting of a stockholder who has executed and delivered a valid proxy will not revoke the proxy.

     We will conduct this proxy solicitation primarily by mail. We will pay the entire expense of preparing, assembling, printing and mailing the proxy material used in the solicitation of proxies. We will request banks and brokers to solicit their customers who beneficially own the Common Stock listed in the names of nominees and will reimburse the banks and brokers for any reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, employees of the Company may solicit proxies by telephone, telegraph, cable and personal interview. We do not expect to pay any compensation to such persons, other than their regular compensation, for their services in the solicitation of the proxies.


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
INFORMATION  WITH  RESPECT  TO  DIRECTORS

Name              Age  Position                         Since
----------------  ---  -------------------------------  -------------
Larry G. Arnold    58  Chairman of the Board, Chief     March 2000
                       Executive and Financial Officer

Donald Plekenpol   53  Director                         November 2000

J. D. Kish         48  Director                         November 2000

     Larry G. Arnold has over thirty years of experience in corporate turnarounds and capitalization of four public companies. From 1996 until joining the Company, Mr. Arnold served as Chairman and CEO of Online Power Supply (OTC
BB: OPWR). From 1990 until 1996, Mr. Arnold served as President, CEO and Chairman of the Board for Glitch Master, Inc., a PC power supply manufacturing and distribution company. In 1996, Glitch Master, Inc. merged with OnLine Power Supply, Inc. Mr. Arnold has also served as a Director of Hillsboro State Bank, Hillsboro, Kansas, for the past five years and is presently Vice Chairman of the Board. From February 1989 until July 1990, he served as Vice President, Treasurer and Director of Ryan-Murphy, Inc., a public company. From April 1988 to February 1989, he served as a financial consultant to Postmark Stores of America, Denver, Colorado. From January 1987 to April 1988, he was the President of Discount Converter Supply Company, Colorado Springs, Colorado, a private Colorado corporation, and from May 1985 to November 1986, Mr. Arnold was President of Nova Resources Corporation, Colorado Springs, Colorado, a public corporation. He holds a B.A. degree in Business Administration and has done graduate work at the University of Kansas and University of Colorado, Colorado Springs.

     Donald Plekenpol is currently CEO of Webify, Inc., a computer and internet services company in Castle Rock, Colorado. He previously served as CEO of VERSIFI Inc., an Internet infrastructure software company based in Newport Beach, California. Prior to VERSIFI Inc, he served as Vice President and General Manager of Scientific Applications International Corporation ("SAIC"). Mr. Plekenpol has over thirty years experience in the Internet, information technology, networking and telecommunications industries. He served in various executive positions with Fortune 500 companies such as Ameritech, SAIC, UNISYS, and IBM. He is the author of "Executive Guide to Telecommunications" 1994. Mr. Plekenpol holds a Bachelor of Arts degree from Valparaiso University with post graduate work in the area of finance and marketing.

     J.D. Kish has been President of Kish, Leake & Associates, P.C., an Englewood based CPA firm, since 1990, performing both private and SEC audits, tax compliance, and technology consulting. The firm is a member of the American Institute of CPA's, AICPA SEC Practice section, the Colorado Society of CPA's, and is licensed to perform WebTrust engagements. From 1982 to 1990, Mr. Kish provided accounting services as a sole practitioner in Englewood, Colorado. Mr. Kish received his BBA in Accounting from Ohio University in 1976, his CPA certificate in Illinois in 1980, and his MBA in Management Information Systems from Depaul University in Chicago in 1981. Mr. Kish is licensed by the NASD as a registered representative and financial principal.

DIRECTOR  COMPENSATION

     Directors are compensated $5,000 annually, which, as determined by the Board, may be paid in cash or securities of the Company. Additionally, we reimburse Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and performing their duties. We issued each Director 71,400 shares of our common stock, valued at $5,000, in lieu of cash for payment of their annual compensation. The shares were valued at the fair


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
market bid price of the shares as reported on the OTC Bulletin Board on the date of issue. During the fiscal year ended June 30, 2002, in recognition of their service to the Company we issued each Director options to purchase 200,000 shares of common stock at $0.20 per share, which was the fair market value on the date of option grant. The options expire October 17, 2006.


BOARD  OF  DIRECTORS  MEETINGS

     During the fiscal year ending June 30, 2002 we held four director meetings. We do not have standing audit, nominating, or compensation committees. No incumbent director attended fewer than 75 percent of the total number of meetings.

SECURITY  OWNERSHIP  OF  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 12, 2002, by (i) each Director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of common stock.

Directors and Executive Officers
--------------------------------

          Name and Address of Beneficial Owner           Amount Owned  Percent of Class (6)
          ------------------------------------           ------------  --------------------
Larry G. Arnold, CEO & Chairman of the Board (1)            7,398,551                 48.5%
c/o Inform Worldwide Holdings, Inc.
4700 Castleton Way, Suite 220
Castle Rock, Colorado 80104

Donald Plekenpol, Director (2)                                292,650                  1.9%
c/o Inform Worldwide Holdings, Inc.
4700 Castleton Way, Suite 220
Castle Rock, Colorado 80104

J. D. Kish, Director (3)                                      281,400                  1.8%
c/o Inform Worldwide Holdings, Inc.
4700 Castleton Way, Suite 220
Castle Rock, Colorado 80104

Directors and Executive officers as a group (3 persons)     7,927,601                 52.3%

Shareholders Holding More Than Five Percent:
--------------------------------------------

CEDE & CO.                                                  3,342,687                 21.9%
55 Water Street
New York, NY  10041

Sally A. Arnold (4)                                           770,767                  5.1%
c/o Inform Worldwide Holdings, Inc.
4700 Castleton Way, Suite 220
Castle Rock, Colorado 80104

Timothy J. O'Connor (5)                                     1,335,500                  8.8%
7613 S. Madison Cir.
Centennial, CO  80122


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

Footnotes to Security Ownership Table:

(1)     Does not include 770,767 shares owned by Mr. Arnold's spouse, Sally A. Arnold, and
945,000 shares owned by his adult children. Includes 200,000 shares that may be acquired upon exercise of options at $0.20 per share until October 17, 2006. Includes 1,050,000 shares that may be acquired under options at prices from $2.00 to $3.00 per share until
April 18, 2003.
(2)     Includes 200,000 shares that may be acquired upon exercise of options at $0.20 per share until October 17, 2006.
(3)     Includes 200,000 shares that may be acquired upon exercise of options at $0.20 per share until October 17, 2006.
(4)     Ms. Arnold is the spouse of Larry G. Arnold. Does not include shares owned by Mr.
Arnold or his adult children.
(5)     Includes 700,000 shares that may be acquired upon exercise of options at $0.45 per share until April 3, 2010.  Includes 500,000 shares that may be acquired upon exercise of options at $0.18 per share until May 7, 2012.
(6)     Percentages are rounded to tenth of a percent.

     Beneficial ownership is determined in accordance with the 13d-3 of the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of this report, but not included in the table above, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

SUMMARY  COMPENSATION  TABLE

                                         Annual Compensation      Awards
                                         -------------------      ------
                                                Bonus/ Other  (#) Securities
                                Year                Annual       Underlying
Name and Principal Position   End (2)  Salary    Compensation     Options
----------------------------  -------  --------  ------------  --------------

Larry G. Arnold (1)              2002  $153,000             0         200,000
CEO & Chairman of the Board
                                 2001  $200,000             0               0
                                 2000  $ 41,667             0       1,050,000

Footnotes to Compensation Table:
     (1) Mr. Arnold has an oral agreement with the Company, expiring on May 4, 2005, for a salary of $1,000 per month. His prior agreement, which he terminated March 31, 2002, provided for annual compensation of $200,000 per year. During fiscal year ended 2002, Mr. Arnold was paid salary of $ -0-. All his salary for the past year is accrued and unpaid. He received options to purchase 200,000 shares of common stock at $0.20 per share until October 17, 2002. He was issued 71,400 shares of common stock, valued at fair market value of $5,000, pursuant to standard annual compensation to Directors.

     (2) We did not make any payouts pursuant to long-term incentive plans during the specified years. Other than stated in the table, no executive officer received or accrued compensation that exceeded $100,000 during the fiscal year ended June 30, 2002.

STOCK  OPTIONS

     The following table sets forth information on stock options granted to the above named executive officers of the Company during the last completed fiscal year.

                                       Percent of Total
                      Number of       Options Granted to
                     Securities        Employees during       Exercise
                 Underlying Options     last completed      Of Base Price
Name                 Granted (#)          fiscal year         ($/share)     Expiration Date
---------------  -------------------  -------------------  ---------------  ----------------
Larry G. Arnold              200,000                  20%  $          0.20  October 17, 2006

PRICE  RANGE  OF  THE  COMMON  STOCK

     The Class A Common Stock is quoted on the NASDAQ Over-The-Counter Bulletin Board ("OTC BB") under the symbol IWWH.

     As of November 11, 2002, there were 432 record holders of our Common Stock. We believe there are also approximately 1,000 shareholders who hold their stock at brokerage houses in street or nominee name.

     The following table sets forth the quarterly high and low sale prices of our Common Stock in each of the last six calendar quarters through the fiscal year end June 30, 2002, as reported by OTC BB.

          Quarter Ended     High Sales Price   Low Sales Price
        ------------------  -----------------  ----------------

        June 30, 2002       $            0.54  $           0.12
        March 30, 2002      $            0.55  $           0.20
        December 31, 2001   $            0.55  $           0.11
        September 30, 2001  $            0.48  $           0.11
        June 30, 2001       $            0.55  $           0.26
        March 31, 2001      $            0.50  $           0.26

     The average of the bid and ask share price as reported in the OTC BB for the last thirty days is approximately $0.08. The share price closed at $0.06 bid and $0.10 ask on November 11, 2002

SECTION  16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively the "Reporting Persons") to file reports and changes in ownership of such securities with the Securities and Exchange Commission and the Company. Based solely upon a review of (i) Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3(e), under the Exchange Act, during the Company's fiscal year ended June 30, 2002 and (ii) Forms 5 and/or written representations furnished to the Company by any Reporting Persons stating that such person was not required to file a Form 5 during the Company's fiscal year ended June 30, 2002, we do not believe that any Reporting Persons were delinquent with respect to such person's reporting obligations set forth in Section 16(a) of the Exchange Act.


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
RELATIONSHIP  WITH  INDEPENDENT  PUBLIC  ACCOUNTANTS

     We retained the firm of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H"), Denver, Colorado as independent public accountants for the fiscal year ended June 30, 2002. Representatives of EKS&H are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     The total fees billed by EKS&H for professional services rendered for our audit for the fiscal year ended June 30, 2002, reviews of the financial statements included in our Forms 10-QSB for that fiscal year, and services relating to other regulatory requirements was approximately $17,000. The total fees billed by EKS&H for other professional services relating to potential audits of merger candidates was $2,150. The Board of Directors considers the provision of services by EKS&H compatible with maintaining their independence.

CERTAIN RELATED TRANSACTIONS

     During the fiscal year ended June 30, 2002, we borrowed $418,000 from Mr. Arnold and members of his family to pay operating expenses, and we issued promissory notes secured by all our available assets. These promissory notes carry interest rates of 11% per year and are due on demand.

     During the fiscal year ended June 30, 2001 we borrowed approximately $1.632 million from certain shareholders to pay operating expenses, and we issued promissory notes secured by all our available assets. These promissory notes carried interest rates from 10% to 12% per year and were due on demand. The loans included $1.47 million from Mr. Arnold, our CEO and Chairman, and approximately $159,000 from his wife. We granted the note holders the option to convert the principal amount of the loans into shares of Common Stock, at any time between June 30, 2001, and January 30, 2002, at a rate of $.25 per share. All the holders of the loans have exercised their option to convert the principal amount of their loans into shares of Common Stock. We converted the accrued interest in the total amount of $124,625 into new promissory notes with interest at 10% per year, due upon demand.

OTHER MATTERS

     We are not aware of any other matters that may be voted upon at this Annual Meeting. However, if other matters come before the Meeting, each person named in the proxy will vote such proxy in accordance with his judgment on such matters.

FINANCIAL STATEMENTS AND OTHER INFORMATION

     Our Annual Report on Form 10-KSB for the year ended June 30, 2002, including audited financial statements, is included with this proxy statement and deemed to be a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     A stockholder may submit a proposal concerning the Company to be considered by our Board of Directors for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of the Stockholders. In order for any proposal to be considered by the Board for inclusion in the proxy statement, all proposals must be in writing in proper form and received by the Company on or before June 30, 2003. Stockholder proposals must be submitted to: Inform Worldwide Holdings, Inc., Attn: Shareholder Proposal, 4700 Castleton Way, Suite 220, Castle Rock, Colorado 80104. A proposal for next years meeting received after June 30, 2003 is considered untimely and will not be included in the meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     We will elect three directors who will hold office until the next following Annual Meeting of Stockholders or until their successors are duly elected and qualified. Shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the Board of Directors, unless the


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
proxy is marked to withhold authority to vote or marked to vote for one or more alternate candidates. If any of the nominees named below are unable or unwilling to serve as a director (an event which we do not anticipate), the persons designated as proxies will vote for the remaining nominees and for such other persons as they may select. We are not aware of any nominee who will be unable to serve as a director. An affirmative vote of the holders of a majority of the quorum is necessary for the election of directors. Cumulative voting is not permitted by our Articles of Incorporation

DIRECTORS

     The nominees for the three seats on the Board of Directors are Larry G. Arnold, Donald Plekenpol, and J.D. Kish.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PERSONS NOMINATED TO SERVE AS DIRECTORS.


End  of  Proxy  Statement

                                   Shareholders Name:___________________________
                                           SSN or Tax ID #:_____________________
                                           Number of Shares of owned:___________


                                   PROXY VOTE

                         Inform Worldwide Holdings, Inc.
           4700 Castleton Way, Suite 220, Castle Rock, Colorado 80122

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INFORM WORLDWIDE HOLDINGS, INC.

     The undersigned hereby appoints Larry G. Arnold, with power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders of Inform Worldwide Holdings, Inc., to be held on Friday, December 20, 2002, at 10:00 a.m. Mountain Time, at the Company's offices located 4700 Castleton Way, Suite 220, Castle Rock, Colorado 80122, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters. Said proxies are directed to vote as checked below upon the following matters, and otherwise in their discretion. An abstained vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues. The Board of Directors recommends a vote FOR each of the listed nominees.

1.   To elect directors, the following nominees:

     Larry G. Arnold, Donald Plekenpol, J.D. Kish

     ( )   FOR all of the foregoing nominees

     ( )   WITHHOLD AUTHORITY to vote for all of the foregoing nominees

     NOTE: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, STRIKE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL OF THE NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT STRUCK.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED FOR DIRECTORS. IF ANY FURTHER BUSINESS IS TRANSACTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked prior to its exercise.

     Note: Please sign exactly as name(s) appear on the stock certificate. An attorney, executor, administrator, trustee or guardian or other fiduciary should sign as such. ALL JOINT OWNERS MUST SIGN. Please return this signed and dated Proxy Vote in the enclosed envelope before the annual meeting.

Dated: ________________________               Dated: ________________________


_______________________________               _______________________________
Signature of Stockholder(s)                    Signature of Stockholder(s)


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